                                       [BDO Seidman, LLP Letterhead]                EXHIBIT 23.2

LOGIC Devices Incorporated

Sunnyvale, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 7, 2000, relating to the consolidated financial statements and schedules of LOGIC Devices Incorporated. appearing in the Company's Annual Report on Form 10-K for the year ended September 29, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/S/ BDO Seidman, LLP

San Francisco, California

September 29, 2003